Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS RECORD FIRST-QUARTER EARNINGS AND RAISES FULL-YEAR EARNINGS OUTLOOK

Rockford, Michigan, May 9, 2018 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results and record earnings for the first quarter ended March 31, 2018, and provided an update on its 2018 GLOBAL GROWTH AGENDA, which is in the next phase of the Company’s transformation initiative. The Company also raised full-year earnings guidance and updated its full-year outlook.

“Our first quarter was very strong and an excellent start to the year,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “The Company had record earnings per share performance, much better than expected entering the year. This reflects our ability to harvest the benefits of our recent transformation initiatives.”

FIRST-QUARTER 2018 REVIEW

•	Reported revenue of $534.1 million decreased 9.7% during the first quarter. Underlying revenue increased 1.8% and further adjusting for currency, increased 0.3%.

•	Reported gross margin was 42.7%, compared to 39.7% in the prior year. Adjusted gross margin in the prior year was 41.2%.

•	Reported operating margin was 11.5%, compared to 5.8% in the prior year. Adjusted operating margin was 12.0%, up 110 basis points compared to the prior year.

•	Reported diluted earnings per share was $0.48, compared to $0.17 in the prior year. Adjusted diluted earnings per share were $0.50 compared to $0.37 in the prior year, an increase of 35%.

•	Inventory declined $66.0 million or 18.5% compared to the prior year.

•	The Company made a voluntary debt principal payment of $100 million during the quarter.

•	The Company executed nearly $45 million in share repurchases during the quarter, comprised of 1,509,664 shares at an average price of $29.56 per share.

2018 GLOBAL GROWTH AGENDA

“The Company is currently implementing key investments and activating critical initiatives as part of our new GLOBAL GROWTH AGENDA, the next phase of our holistic transformation,” stated Mr. Krueger. “The recent restructuring and related operational activities are substantially complete and we are now utilizing the new tools and capabilities that were developed as part of this work to focus on growth. During the first quarter, Merrell, Sperry and our international business exceeded our revenue expectations and our owned eCommerce business delivered mid-twenties underlying growth. These results were driven in large part by executing against our new and more profitable operating model focused on speed, innovation and growth.”

The Company’s GLOBAL GROWTH AGENDA is comprised of three key elements:

•
Powerful Product Creation Engine - Relentless and frequent introduction of craveable product that resonates around the world - taking full advantage of new creative design capabilities, stronger consumer insights and a faster supply chain.

•
Digital-Direct Offense - Seamless interaction with our consumers through more effective digital engagement to drive our owned eCommerce growth beyond 20%, improve the on-line businesses of our retail customers and enhance our brand positioning in the digital marketplace.

•	International Expansion - Greater investment in regional resources and systems to accelerate international growth, with a specific focus on China and the Asia Pacific region.

“We are proceeding with our enhanced investment strategy related to the GLOBAL GROWTH AGENDA and still anticipate achieving our stated 12% adjusted operating margin goal well ahead of our original schedule,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “Gross margin performance in the first quarter was especially noteworthy, driven mostly by lower product costs and less markdown exposure due to much cleaner inventory levels.”

UPDATED 2018 OUTLOOK
The strong first quarter earnings results were better than expected. The Company is now raising its earnings projection for the year. The full year outlook is summarized below.

•	Revenue in the range of $2.24 billion to $2.32 billion.

•	Gross margin expansion in the range of 50 to 90 basis points, despite a negative mix impact of 20 basis points from 2017 store closures.

•	Reported operating margin of 11.6% to 11.9% and adjusted operating margin of 12.0% to 12.3%, inclusive of $40 to $45 million of incremental investments to support the Company’s GLOBAL GROWTH AGENDA.

•	An effective tax rate in the range of 18% to 21%.

•	Reported diluted earnings per share in the range of $1.92 to $2.02 and adjusted diluted earnings per share of $2.00 to $2.10.

NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. References to "underlying" revenue indicate reported revenue adjusted for the impact of retail store closures, the transition of Stride Rite® to a license business model, the sale of the Sebago® brand and the sale of the Department of Defense business. Measures referred to as "adjusted" financial results exclude environmental and other related costs, organizational transformation costs which include gains or losses from divestitures, restructuring and other related costs and incremental store inventory mark-downs.

Beginning in Q1 2018, the Company has separately provided the impact of changes in foreign currency exchange rates on revenue, rather than including it as a part of underlying revenue, to better isolate this variable. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s ability to invest in growth, successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic and global growth and operational efficiencies; and the Company’s fiscal 2018 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Quarter Ended
	March 31, 2018	April 1, 2017
Revenue	$534.1	$591.3
Cost of goods sold	306.2	352.0
Restructuring costs	—	4.6
Gross profit	227.9	234.7
Gross margin	42.7%	39.7%

Selling, general and administrative expenses	163.7	180.2
Restructuring and other related costs	—	20.0
Environmental and other related costs	2.7	—
Operating expenses	166.4	200.2
Operating expenses as a % of revenue	31.2%	33.9%

Operating profit	61.5	34.5
Operating margin	11.5%	5.8%

Interest expense, net	7.2	8.9
Other expense (income), net	(0.6)	4.4
Total other expenses	6.6	13.3
Earnings before income taxes	54.9	21.2

Income tax expense	8.3	4.4
Effective tax rate	15.1%	20.7%

Net earnings	46.6	16.8

Less: net earnings (loss) attributable to noncontrolling interests	(0.1)	0.1
Net earnings attributable to Wolverine World Wide, Inc.	$46.7	$16.7
Earnings per share	$0.48	$0.17

Supplemental information:
Net earnings used to calculate earnings per share	$45.8	$16.3
Shares used to calculate earnings per share	95.6	96.0
Weighted average shares outstanding	95.7	97.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	March 31, 2018	April 1, 2017
ASSETS
Cash and cash equivalents	$257.1	$304.1
Accounts receivables, net	295.3	287.7
Inventories, net	290.5	356.5
Other current assets	37.5	39.5
Total current assets	880.4	987.8
Property, plant and equipment, net	133.7	145.1
Goodwill and other indefinite-lived intangibles	1,033.8	1,103.6
Other non-current assets	156.1	151.3
Total assets	$2,204.0	$2,387.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$234.7	$236.5
Current maturities of long-term debt	41.2	41.2
Borrowings under revolving credit agreements and other short-term notes	0.8	2.4
Total current liabilities	276.7	280.1
Long-term debt	630.3	769.5
Other non-current liabilities	339.7	342.7
Stockholders' equity	957.3	995.5
Total liabilities and stockholders' equity	$2,204.0	$2,387.8

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Quarter Ended
	March 31, 2018	April 1, 2017
OPERATING ACTIVITIES:
Net earnings	$46.6	$16.8
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	7.8	9.2
Deferred income taxes	(0.5)	(3.6)
Stock-based compensation expense	7.9	7.7
Pension and SERP expense	1.5	3.7
Restructuring and other related costs	—	24.6
Cash payments related to restructuring costs	(3.1)	(11.7)
Environmental and other related costs, net of cash payments	(0.9)	—
Other	—	(2.6)
Changes in operating assets and liabilities	(120.6)	(74.9)
Net cash used in operating activities	(61.3)	(30.8)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(3.4)	(11.1)
Other	(0.7)	(0.7)
Net cash used in investing activities	(4.1)	(11.8)

FINANCING ACTIVITIES:
Net borrowings (payments) under revolving credit agreements and other short-term notes	0.3	(0.6)
Payments on long-term debt	(111.3)	(7.5)
Cash dividends paid	(5.8)	(5.8)
Purchase of common stock for treasury	(42.5)	(11.5)
Purchases of shares under employee stock plans	(7.9)	(4.9)
Proceeds from the exercise of stock options	8.1	6.5
Net cash used in financing activities	(159.1)	(23.8)

Effect of foreign exchange rate changes	0.6	0.7
Decrease in cash and cash equivalents	(223.9)	(65.7)

Cash and cash equivalents at beginning of the year	481.0	369.8
Cash and cash equivalents at end of the period	$257.1	$304.1

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q1 2018 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Underlying Revenue	Foreign Exchange Impact	Constant Currency Revenue

Revenue - Fiscal 2018 Q1	$534.1		$534.1	$(8.1)	$526.0

Growth	(9.7)%		1.8%		0.3%

Revenue - Fiscal 2017 Q1	$591.3	$(66.7)	$524.6		$524.6
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Restructuring Costs	Store Inventory Mark-downs (1)	As Adjusted

Gross Profit - Fiscal 2017 Q1	$234.7	$4.6	$4.4	$243.7

Gross margin	39.7%			41.2%
(1)     Q1 2017 store inventory mark-downs relate to retail stores closed since January 1, 2017 as part of the Company’s previously announced 2016 store closure plan ("2016 Plan") as disclosed in the Company's 2016 Form 10-K.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2018 Q1	$61.5	$2.7	$64.2

Operating margin	11.5%		12.0%

Operating Profit - Fiscal 2017 Q1	$34.5	$29.8	$64.3

Operating margin	5.8%		10.9%
(1)    Q1 2018 adjustments include $2.7 million of environmental and related costs. Q1 2017 adjustments include $24.6 million of restructuring and other related costs, $0.8 million of organizational transformation costs and $4.4 million of incremental store inventory mark-downs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2018 Q1	$0.48	$0.02	$0.50

Fiscal 2017 Q1	$0.17	$0.20	$0.37
(1)    Q1 2018 adjustments include the impact of environmental and related costs. Q1 2017 adjustments include the impact of restructuring and other related costs, organizational transformation costs and incremental store inventory mark-downs.

2018 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED REVENUE GUIDANCE TO
ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Adjustments (1)	Underlying Full-Year Revenue	Foreign Exchange Impact	Constant Currency Revenue

Fiscal 2018 Revenue Guidance	$ 2,240 - 2,320		$ 2,240 - 2,320	$(4.0)	$ 2,236 - 2,316
Fiscal 2017 Revenue	$2,350.0	$(159.0)	$2,191.0		$2,191.0
Percentage growth (decline)	(4.7) - (1.3)%		2.2 - 5.9%		2.1 - 5.7%
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF FISCAL 2018 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustment (1)	As Adjusted Full-Year Operating Profit

Fiscal 2018 Operating Profit Guidance	$ 259 - 276	$10.0	$ 269 - 286
Operating Margin Guidance	11.6 - 11.9%		12.0 - 12.3%
(1) Adjustment includes the estimated midpoint within a $8 million to $12 million range of environmental related costs for legal, consulting and other costs.

RECONCILIATION OF FISCAL 2018 FULL-YEAR DILUTED EPS
GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year	Adjustments (1)	As Adjusted Full-Year

Diluted earnings per share guidance	$ 1.92 - 2.02	$0.08	$ 2.00 - 2.10
(1) Adjustment includes the estimated midpoint within a range of environmental related costs for legal, consulting and other costs.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and other related costs, incremental inventory mark-downs, organizational transformation costs which include gains or losses from divestitures and environmental and other related costs were excluded. The Company also describes underlying revenue, which excludes the impact of retail store closures, the transition of Stride Rite® to a license business model, the sale of the Sebago® brand and the sale of the Department of Defense business. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

Beginning in Q1 2018, the Company has separately provided the impact of changes in foreign currency exchange rates on revenue, rather than including it as a part of underlying revenue, to better isolate this variable. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.